Exhibit 99.1

Contact:  Mason Conner
                 CEO
                 VillageEDOCS, Inc.
                 714-368-8711

                        -or-

                 Ron Stabiner
                 Vice President
                 The Wall Street Group, Inc.
                  212-888-4848

FOR IMMEDIATE RELEASE:

VILLAGEEDOCS ANNOUNCES LETTER OF INTENT TO ACQUIRE
QUESTYS SOLUTIONS

Pending Acquisition Will Further Broaden VillageEDOCS' Suite of Software as a Service (SaaS) Offerings

SANTA ANA, CA, Oct. 15, 2007-VillageEDOCS, Inc. (OTCBB:VEDO) announced today that it has entered into a letter of intent to acquire Decision Management Company, Inc. DBA Questys Solutions, a privately held document/content management and automated data capture software developer based in Mission Viejo, CA.

 "The pending  acquisition of Questys will provide a critical document management component to the VillageEDOCS suite of outsourced business solutions and will create a greater cohesiveness and workflow efficiency among all of our other services," said Mason Conner, Chief Executive Officer of VillageEDOCS.  "This acquisition is keeping with our strategy of continuing to acquire companies that broaden our capabilities and footprint as a Software as a Service provider with the broadest platform of offerings."

"The entire team at Questys Solutions is excited to become a part of the VillageEDOCS family.  Questys' product and service offerings are a natural complement to VillageEDOCS' established base of business information delivery services.  The synergies created by this transaction will produce excellent cross selling opportunities and provide our customers with a greatly enhanced product offering," stated Andre Pavlovic, President and Chief Executive Officer of Questys Solutions.

Questys Solutions is a profitable company with unaudited trailing twelve month revenue of approximately $3.45 million through September 30, 2007.

Closing of the acquisition is subject to financing, completion of due diligence, signing of a definitive agreement, and other customary closing conditions.

About VillageEDOCS

VillageEDOCS, Inc., through its MessageVision subsidiary, is a leading provider of comprehensive business-to-business information delivery services and products for organizations with mission-critical needs, including major corporations, government agencies and non-profit organizations. Through its Tailored Business Systems subsidiary, VillageEDOCS provides accounting and billing solutions for county and local governments. Through its Resolutions subsidiary, VillageEDOCS provides products for document management, document imaging, electronic forms, document archiving, and e-mail archiving. Through its GoSolutions subsidiary, VillageEDOCS provides enhanced voice and data delivery services. For further information, visit our website at www.villageedocs.com

About Questys Solutions

Founded in 1980, Questys Solutions is a technology-driven company providing advanced electronic document/content management and automated data capture solutions to a variety of markets in the U.S. and abroad. A pioneer in the ECM industry, Questys Solutions was among the first to bring document imaging to a PC. At the heart of the Questys Solutions' family of products are Questys Enterprise Document Management and Questys Pro Document Management, both complete document imaging and content management systems scalable from stand-alone and departmental systems to enterprise-wide solutions. For further information, please visit our website at http://www.questyssolutions.com.

Cautionary Statement Regarding Forward-Looking Information

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements made in this press release, including, without limitation, those relating to our belief about benefits the Company has derived, or may derive, from pursuing its acquisition strategy or from acquiring Questys Solutions  or from new management personnel or consultants, and our expectations regarding future operating results, including such for the remainder of 2007, are forward-looking statements. These statements, and other forward looking statements in this press release, represent the Company's plans, intentions, expectations and belief and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected or expressed herein. These include, without limitation, risks associated with acquisitions, including Questys Solutions, such as the inability to complete the acquisition and to assimilate and integrate new operations and retain key personnel, uncertainties in the market, competition, legal, regulatory initiatives, success of marketing efforts, availability, terms and deployment of capital, personnel risks, and other risks detailed in the Company's SEC reports, of which many are beyond the control of the Company. Trading in the Company's common stock is limited, and marketability of the stock is restricted by penny stock regulations and the fact that our common stock is traded on the OTCBB. The Company does not presently qualify, and may never qualify, to be listed or quoted on any exchange or other market. The Company assumes no obligation to update or alter the information in this press release. Investors are cautioned not to put undue reliance on any forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 21E of the Exchange Act.

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